UNITED STATES

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DTS, Inc.
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DTS Reports Third Quarter Fiscal 2016 Financial Results

CALABASAS, Calif., Nov. 7, 2016 /PRNewswire/ -- DTS, Inc. (Nasdaq: DTSI), a leader in high-definition audio solutions and audio enhancement technologies, today announced financial results for the third quarter ended September 30, 2016.

"Our strong quarterly results reflect the continued successful execution of our long-term strategy across the home, mobile and automotive markets," said Jon Kirchner, chairman and CEO of DTS. "During the quarter we expanded the Play-Fi ecosystem through the addition of Pioneer and Onkyo as hardware partners and announced collaboration with Amazon to bring the Alexa service to our partners in 2017. Our mobile momentum continued as we broadened an already robust partnership with Huawei to launch DTS Headphone:X as a key feature on the entirely new Huawei Nova product line. In automotive, we continued to drive increased penetration of HD Radio technology across North America, as new 2017 model year vehicles hit local dealerships, including the Hyundai Ioniq, Audi A4, Lincoln Continental and more."

Mr. Kirchner concluded, "We remain excited about the opportunities ahead and expect the transaction with Tessera to close in December subject to DTS stockholder approval. We believe that the combination of DTS and Tessera will deliver the world's leading audio and imaging solutions to all of our key markets, driving meaningful value for our customers and partners."

Financial Comparisons
	Q3 2016	Q3 2015
Revenue	$48.7 million	$30.7 million
Year-over-Year Growth Rate	59%

GAAP Operating Margin	5%	(7)%
GAAP Net Income (Loss)	$0.6 million	$(2.8) million
GAAP Earnings (Loss) Per Share*	$0.03	$(0.16)

Non-GAAP Operating Margin	31%	27%
Non-GAAP Net Income	$9.7 million	$5.7 million
Non-GAAP Earnings Per Share**	$0.52	$0.32

Supplemental Information
	Q3 2016	Amount Per Diluted Share**
Stock-Based Compensation	$2.8 million	$0.11
Amortization of Intangibles	$5.7 million	$0.21

*Amount Per Diluted Share Net of Tax
**Amount Per Diluted Share Net of Estimated Tax @ 30%

DTS closed the quarter with cash, cash equivalents and short-term investments totaling $39.8 million.

In light of the pending acquisition of DTS by Tessera Technologies, Inc., DTS will not hold a conference call to discuss its financial results.

The GAAP and non-GAAP reconciling items for the quarters ended September 30, 2016 and 2015 can be found in the "Non-GAAP Financial Metrics" schedule attached to this press release and on the Investor Relations section of the Company's website at www.dts.com.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges and the related estimated income tax effects for stock-based compensation, the amortization of intangible assets, and acquisition, integration, and restructuring related costs. Over the past several years, the Company's GAAP tax rate has varied substantially. As a result of recent international restructurings, management believes the most appropriate measure for its estimated annual effective tax rate is approximately 30% and as such, a 30% tax rate has been used in the computation of non-GAAP net income (loss). Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company's financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

About DTS, Inc.

Since 1993, DTS, Inc. (Nasdaq: DTSI) has been dedicated to making the world sound better. Through its pioneering audio solutions for mobile devices, home theater systems, cinemas, automotive and beyond, DTS provides incredibly high-quality, immersive and engaging audio experiences to listeners everywhere. DTS technology is integrated in more than two billion devices globally, and the world's leading video and music streaming services are increasingly choosing DTS to deliver premium sound to their listeners' devices. For more information, please visit www.dts.com.

Forward-Looking Statements

This press release contains forward-looking statements, such as the expected closing date of the transaction with Tessera and the expected benefits of the transaction, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS' results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expects," "believes," "intends," "strategy," "opportunity," "anticipates" and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new technologies, products, services or developments; any statements regarding future economic conditions, financial or operating performance, or future effective tax rates, including statements regarding overall profitability in 2016; any statements regarding anticipated growth in the automotive, home and mobile markets; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, our ability to penetrate the on-line and mobile content delivery market and adapt our technologies for that market; our ability to further penetrate the automotive, home and mobile markets; the continued decline in optical disc-based product sales; the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets; DTS' inclusion in or exclusion from governmental and industry standards; continued customer acceptance of DTS' technology, products, services and pricing; risks related to ownership and enforcement of intellectual property; the continued release and availability of entertainment content containing DTS audio soundtracks' success of DTS' research and development efforts; risks related to integrating acquisitions; greater than expected costs; the departure of key employees; negative trends in the general economy; continued weakness in the global financial markets and decreases in consumer confidence; a loss of one or more of our key customers or licensees; changes in domestic and international market and political conditions; unanticipated changes in our tax provisions; and other risks and uncertainties more fully described in DTS' public filings with the Securities and Exchange Commission, including DTS' most recent Forms 10-K and 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. DTS does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

Additional Information and Where to Find It

In connection with the proposed transaction with Tessera, DTS has filed a definitive proxy statement with the SEC, which was mailed to DTS stockholders on or about October 24, 2016. Additionally, DTS will file other relevant materials with the SEC in connection with the proposed acquisition of DTS by Tessera pursuant to the terms of an Agreement and Plan of Merger by and among Tessera, DTS and the other parties thereto. The materials to be filed by DTS with the SEC may be obtained free of charge at the SEC's web site at www.sec.gov. Investors and stockholders of DTS are urged to read DTS' proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction, because they will contain important information about the transaction and the parties to the transaction. DTS, Tessera and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of DTS stockholders in connection with the proposed transaction. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of certain of DTS' executive officers and directors in the solicitation by reading DTS' proxy statement for its 2016 annual meeting of stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the transaction when they become available. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of certain of Tessera's executive officers and directors in the solicitation by reading Tessera's proxy statement for its 2016 annual meeting of stockholders. Information concerning the interests of DTS' participants in the solicitation, which may, in some cases, be different than those of DTS' stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available. Additional information regarding DTS directors and executive officers is also included in DTS' proxy statement for its 2016 annual meeting of stockholders.

DTS-I

DTS, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of	As of
	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 26,686	$ 52,208
Short-term investments	13,083	9,657
Accounts receivable, net	26,911	12,454
Prepaid expenses and other current assets	7,832	5,855
Income taxes receivable	2,276	4,130
Total current assets	76,788	84,304
Property and equipment, net	28,076	29,022
Intangible assets, net	144,907	157,936
Goodwill	90,692	108,726
Deferred income taxes	41,866	24,018
Other long-term assets	9,348	3,934
Total assets	$ 391,677	$ 407,940

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 6,792	$ 5,979
Accrued expenses	17,963	22,960
Deferred revenue	3,096	5,711
Income taxes payable	80	123
Current portion of long-term debt, net	26,486	21,486
Total current liabilities	54,417	56,259
Long-term debt, net	100,552	136,666
Other long-term liabilities	12,419	9,983

Stockholders' equity:
Preferred stock	-	-
Common stock	3	3
Additional paid-in capital	272,479	258,660
Treasury stock, at cost	(111,331)	(111,331)
Accumulated other comprehensive income	778	778
Retained earnings	62,360	56,922
Total stockholders' equity	224,289	205,032
Total liabilities and stockholders' equity	$ 391,677	$ 407,940

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Unaudited)

Revenue	$48,749	$30,673	$142,599	$99,036
Cost of revenue	6,449	2,702	18,751	8,229
Gross profit	42,300	27,971	123,848	90,807
Operating expenses:
Selling, general and administrative	26,283	21,348	71,563	59,317
Research and development	13,489	9,320	38,788	28,559
Change in fair value of contingent consideration	-	(400)	-	(400)
Total operating expenses	39,772	30,268	110,351	87,476
Operating income (loss)	2,528	(2,297)	13,497	3,331
Interest and other expense, net	(1,234)	(173)	(3,633)	(792)
Income (loss) before income taxes	1,294	(2,470)	9,864	2,539
Provision for income taxes	724	332	4,072	2,000
Net income (loss)	$ 570	$ (2,802)	$ 5,792	$ 539

Net income (loss) per common share:
Basic	$ 0.03	$ (0.16)	$ 0.33	$ 0.03
Diluted	$ 0.03	$ (0.16)	$ 0.32	$ 0.03

Weighted average shares outstanding:
Basic	17,701	17,255	17,560	17,431
Diluted	18,637	17,255	18,126	18,167

Cash dividend declared per common share	$ 0.02	$ -	$ 0.02	$ -

DTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Nine Months Ended
	September 30,
	2016	2015
	(Unaudited)
Cash flows from operating activities:
Net income	$ 5,792	$ 539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,103	10,838
Stock-based compensation charges	9,581	8,678
Deferred income taxes	(3,317)	(5,310)
Excess tax benefits from stock-based awards	(486)	(914)
Change in fair value of contingent consideration	-	(400)
Amortization of debt issuance costs	460	-
Other	45	353
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(13,015)	(669)
Prepaid expenses and other assets	(2,658)	881
Accounts payable, accrued expenses and other liabilities	(4,277)	(1,884)
Deferred revenue	(2,615)	(2,831)
Income taxes receivable/payable	4,790	4,758
Net cash provided by operating activities	14,403	14,039
Cash flows from investing activities:
Purchases of available-for-sale investments	(26,718)	(34,666)
Maturities of available-for-sale investments	11,125	8,800
Sales of available-for-sale investments	12,125	2,502
Cash paid for business combinations, net	(2,404)	-
Purchases of property and equipment	(2,530)	(2,525)
Purchases of intangible assets	(2,429)	(1,853)
Other investing activities	-	(300)
Net cash used in investing activities	(10,831)	(28,042)
Cash flows from financing activities:
Repayments of long-term borrowings	(31,406)	-
Payment of contingent consideration	(480)	-
Holdback and other payments related to business combinations	(1,170)	-
Proceeds from the issuance of common stock under stock-based compensation plans	6,138	7,962
Cash paid for shares withheld for taxes	(2,308)	(2,864)
Dividend payments	(354)	-
Excess tax benefits from stock-based awards	486	914
Purchases of treasury stock	-	(19,147)
Net cash used in financing activities	(29,094)	(13,135)
Net change in cash and cash equivalents	(25,522)	(27,138)
Cash and cash equivalents, beginning of period	52,208	99,435
Cash and cash equivalents, end of period	$26,686	$72,297
Significant non-cash transactions:
Holdbacks for business combinations	$ 1,658	$ -

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company's GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cost of revenue:
GAAP cost of revenue	$ 6,449	$ 2,702	$18,751	$ 8,229
Amortization of intangible assets	5,111	2,392	15,085	7,146
Non-GAAP cost of revenue	$ 1,338	$ 310	$ 3,666	$ 1,083

Selling, general and administrative:
GAAP selling, general and administrative	$26,283	$21,348	$71,563	$59,317
Amortization of intangible assets	543	266	1,620	792
Stock-based compensation	1,968	2,268	6,842	6,395
Acquisition, integration and restructuring related costs*	4,131	4,130	5,137	4,130
Non-GAAP selling, general and administrative	$19,641	$14,684	$57,964	$48,000

Research and development:
GAAP research and development	$13,489	$ 9,320	$38,788	$28,559
Stock-based compensation	873	770	2,739	2,283
Acquisition, integration and restructuring related costs*	-	1,125	163	1,125
Non-GAAP research and development	$12,616	$ 7,425	$35,886	$25,151

Operating income (loss):
GAAP operating income (loss)	$ 2,528	$ (2,297)	$13,497	$ 3,331
Amortization of intangible assets	5,654	2,658	16,705	7,938
Stock-based compensation	2,841	3,038	9,581	8,678
Acquisition, integration and restructuring related costs*	4,131	5,255	5,300	5,255
Change in fair value of contingent consideration	-	(400)	-	(400)
Non-GAAP operating income	$15,154	$ 8,254	$45,083	$24,802

GAAP operating income (loss) as a % of revenue	5%	-7%	9%	3%
Non-GAAP operating income as a % of revenue	31%	27%	32%	25%

Net income (loss):
GAAP net income (loss)	$ 570	$ (2,802)	$ 5,792	$ 539
Amortization of intangible assets	5,654	2,658	16,705	7,938
Stock-based compensation	2,841	3,038	9,581	8,678
Acquisition, integration and restructuring related costs*	4,131	5,255	5,300	5,255
Change in fair value of contingent consideration	-	(400)	-	(400)
Adjustment for income taxes	(3,452)	(2,092)	(8,363)	(5,203)
Non-GAAP net income	$ 9,744	$ 5,657	$29,015	$16,807

GAAP diluted income (loss) per common share	$ 0.03	$ (0.16)	$ 0.32	$ 0.03
Non-GAAP diluted income per common share	$ 0.52	$ 0.32	$ 1.60	$ 0.93

Weighted average diluted shares outstanding used to compute non-GAAP diluted income per common share	18,637	17,855	18,126	18,167

* Includes costs associated with DTS' acquisition of iBiquity Digital Corporation completed on October 1, 2015.  Also includes costs associated with Tessera Technologies, Inc.'s pending acquisition of DTS pursuant to the Agreement and Plan of Merger entered into on September 19, 2016.

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CONTACT: DTS, Inc., Geri Weinfeld, Senior Director, Investor Relations, geri.weinfeld@dts.com, (818) 436-1231